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                                                                 EXHIBIT 10.4


This agreement dated as of May 27, 1997 between Warner Publisher Services, Inc., a New York corporation (herein called "Warner") and Playboy Enterprises, Inc., a Delaware corporation (herein called "Publisher"),

                                  WITNESSETH:

In consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

1.   Definitions
     -----------

     As used in this agreement, the following terms shall have the following respective meanings:

     a. "Publication(s)" shall mean the English language United States edition of PLAYBOY Magazine, all PLAYBOY denominated magazine titles, including PLAYBOY Specials, PLAYBOY Presents, PLAYBOY Lingerie, PLAYBOY Private Collection and one-shots (as that term is generally understood in the publishing industry) and PLAYMATE wall and desk calendars.

     b. "Territory" shall mean the United States, its territories and possessions and Canada.

     c. "Printer's Completion Notice" shall mean a notice delivered to Warner and executed by the traffic manger shipping manager of the printer of each issue of the Publication(s) specifying the number of copies of the Publication(s) shipped in accordance with Warner's instructions.

     d. "Net Sales" shall mean [with respect to each issue of the Publication(s)] the number of copies of the Publication(s) specified in each Printer's Completion Notice (as the same may be modified or amended by additional information furnished by the printer or Publisher) less the number of copies of that issue of the Publication(s) returned to Warner pursuant to the provisions of paragraph 8.

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     e.   "Cover Price" shall mean the suggested retail selling price of the
          Publication(s) (as specified by Publisher on the cover of each copy thereof), as the same may be increased or decreased by Publisher during the term of this agreement.

     f.   (i)   "Warner's Commission" shall mean a sum equal to a flat rate per net sale copy multiplied by all Net Sales of the Publications as follows:

                Flat Rate Per Net Sale Copy       Warner's Commission
                ---------------------------       -------------------

                PLAYBOY Magazine                  Twelve (12) Cents
                                                  $0.12 USD

                All other PLAYBOY                 Fifteen (15) Cents
                Publications                      $0.15 USD

          (ii) Except as provided in paragraph 1.f.(iii), a minimum commission of $46,200 per issue will apply for PLAYBOY Magazine.

          (iii) For issues with Net Sales less than 385,000 units and on sale after the loss of authorized status in any one of the following chains:

                AAFES
                Barnes & Noble
                Bookstar
                Bookstop
                Border's
                Circle K
                Cumberland Farms
                B. Dalton
                Nexcom or
                Waldenbooks,

                Warner's commission shall be the sum equal to 2.4% of the United States Cover Price of all Net Sales of PLAYBOY or the minimum commission of $46,200, whichever is lower.

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     g.   "Wholesaler Discount" shall mean the discount off the cover price at which Warner bills wholesalers for copies of the Publication(s).

     h. "Gross Billings" shall mean the cover price, less the Wholesaler Discount, multiplied by the number of copies of the Publication(s) specified on a Printer's Completion Notice and less Warner's Commission with respect to such number of copies.

     i. "Final Billings" shall mean the cover price, less the Wholesaler Discount, multiplied by the Net Sales and less Warner's Commission.

     j. "On-Sale Date" shall mean the date (designated by Publisher) on which each issue of the Publication(s) is to be placed for initial sale at retail outlets.

     k. "Off-Sale Date" shall mean the date (designated by Publisher) for recall of issues of the Publication(s) from sale at retail outlets, provided, however, that the Off-Sale Date shall not be later than one
          (1) day prior to the On-Sale Date of the next succeeding issue of the Publication(s).

     1.   (i)   "Term" shall mean the period commencing with the On-Sale Date of the August, 1997 issue of PLAYBOY Magazine and shall continue thereafter for a period of two (2) years, terminating on the Off-Sale Date of the July, 1999 issue of PLAYBOY Magazine, unless earlier terminated as hereinafter provided.

          (ii) Notwithstanding any termination of the Term, this agreement shall continue in full force and effect after the termination date for the purposes, and only for the purposes, of distributing the last issue of the Publication(s) and of handling and crediting returns of unsold copies and making payments, adjustments and credits, with respect to such termination date, until the same are completed, made and settled.

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          (iii) Publisher shall send Warner written notice of termination at least ninety (90) days prior to the end of the Term (the "Notice Date"). Warner shall have the right, upon the Notice Date, to suspend any further payments to Publisher relating to the Publication(s) in an amount not to exceed the total of (A) the "Overdraft" (as hereinafter defined) as reported on the last payment statement issued to Publisher pursuant to sub-paragraph 7.h. prior to the Notice Date and (B) the Overdraft as calculated by Warner based upon the sales performance statement last issued to Publisher pursuant to subparagraph 7.g. prior to the Notice Date. The total amount of the Overdrafts as calculated in accordance with (A) and (B) above, shall be recalculated for each payment and sales performance statement thereafter issued to Publisher until the parties are able to effect a final settlement hereunder, provided, however, the parties shall, in the event of such termination, effect final settlement hereunder not later than one hundred fifty (150) days after the Off-Sale Date of the last issue of PLAYBOY Magazine, flat or special, and not later than one hundred eighty (180) days after the Off-Sale Date of the last calendar distributed by Warner hereunder.

          (iv) The termination provisions set forth in this subparagraph 1.1., including the settling of accounts and suspension of payments, shall be applicable to any termination of this agreement, including any termination pursuant to subparagraphs 14.b., 14.c. and 24. hereof.

2.   Rights Granted
     --------------

     a. Publisher hereby agrees to grant, and does hereby grant, to Warner for the Term of this agreement and throughout the Territory, the exclusive right to sell and distribute the Publication(s).

     b.   The provisions of subparagraph 2.a. shall not apply to:

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          (i)   copies of the Publication(s) furnished by Publisher to
                Publisher's entertainment operations and

          (ii) Publications, whether in magazine or pamphlet form, prepared by Publisher for third parties and not distributed in the normal channels of the magazine distribution industry.

     c. Anything in this agreement to the contrary notwithstanding, Publisher shall have the right to service retailers with Publication(s), either directly or through national jobbers, wholesalers and jobbers, should Warner refuse to do so, subject to the following conditions:

          (i) For any new retailer account (retail stores not serviced by Warner's wholesale distributors), Publisher, to the extent it is not prohibited from doing so, shall supply Warner with a list of such accounts and shall allow Warner to submit a proposal to compete for such business on a competitive service and cost basis.

          (ii) If Publisher shall be unable to reach an agreement with Warner with respect to the servicing of any such new retailer accounts, Publisher shall not grant the right to service any such accounts to any third party on terms equal to or less favorable than those offered by Warner, and shall give Warner the opportunity to acquire said rights on the best terms offered to Publisher by any third party [such matching right to apply whether or not Warner submits a proposal as set forth in paragraph 2.c.(i) above]. Warner shall have two (2) business days after notice from Publisher to make a proposal which meets or exceeds such third party terms. If Warner and Publisher agree that Warner shall acquire said rights, then any such account shall be serviced by Warner pursuant to the terms hereof, except as such terms may be expressly modified or replaced in a fully

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                executed written amendment hereto. In the event that Warner cannot, does not or will not meet such third party terms, Publisher may grant such rights to the third party, but in no event may Publisher grant such rights to Curtis Circulation Co., Eastern News Distributors, Inc., ICD/Hearst Corporation, Kable News Co., Inc., Murdoch Magazines Distribution Division, or a current subsidiary or current affiliate of any such companies, unless no other means of distribution are available.

          (iii) For retail accounts that wholesaler(s) refuse to serve, or retail accounts that refuse service from wholesaler(s), Publisher, if it chooses to award the service of such business, shall award such service on the same basis as set forth in subparagraphs 2.c.(i) and 2.c.(ii) above, except as provided otherwise in paragraph 23.

     d. Publisher shall not be obligated to maintain the publication of any of the Publication(s). Publisher shall have the sole discretion to determine the frequency of any of the Publication(s).

     e. In the event Publisher decides to distribute PLAYBOY denominated non-magazine products through I.D. wholesalers, it will first negotiate with Warner for such rights. If within thirty (30) days after notice from Publisher that Publisher desires such distribution, Publisher and Warner have not concluded an agreement, it will be conclusively presumed that the parties cannot reach an agreement and Publisher will be free to pursue such distribution free from obligation or liability to Warner on the condition that if Publisher grants such distribution rights it will be on terms more favorable to Publisher than the terms offered by Warner.

3.   The Publisher Agrees
     --------------------

     a. That upon receipt from Warner of the lists of wholesale distributors to whom copies of the Publication(s) are to be shipped and the number of copies, Publisher shall

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          cause to be shipped such designated number of copies in accordance with said lists and shall cause to be shipped as far enough in advance of the On-Sale Date of the respective issues of the Publication(s) as will enable distribution to and by wholesale distributors by the On-Sale Dates. Publisher shall pay all transportation charges relating to the shipment of the Publication(s) to wholesale distributors as aforesaid, provided that if Publisher shall so request, Warner shall advance such transportation charges, which transportation charges shall be recovered by Warner as provided in subparagraph 9.b.(iv) hereof.

     b. That Warner may deduct from the payments due Publisher, as provided in subparagraph 9.b.(ii) hereof, amounts attributable to any and all copies of the Publication(s) lost or damaged in shipment to wholesale distributors. Subject to the provisions of paragraph 16. hereof, all such loss or damage adjustments made by Warner for the benefit of said wholesale distributors shall be conclusive on the question of loss and/or damage and binding upon Publisher.

     c. That Warner shall allow wholesale distributors the privilege of returning all unsold copies of the Publication(s) and receiving credit at the rate charged therefor, in accordance with the terms, conditions and limitations of paragraph 8. hereof.

4.   Billings and Collections
     ------------------------

     Publisher hereby grants and assigns to Warner a continuing security interest in and to all sums which may be paid or are payable to Warner by wholesalers or other parties as Gross Billings, Final Billings or otherwise in connection with the exercise by Warner of its rights pursuant to this agreement. Although Warner shall not be obligated to segregate any of the aforesaid sums from any of its other funds, or to pay any interest thereon to Publisher (other than as may be awarded to Publisher in the event of non-payment or late payment of such amounts by Warner), Warner shall be considered a trustee, pledgeholder or fiduciary of Publisher as to such collected funds.

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5.   Retail Display Allowance
     ------------------------

     a. Warner shall perform the work of receiving and collating information from retail magazine dealers and issuing payments on behalf of Publisher to them for amounts due to them under retail or checkout display allowance ("RDA") programs conducted by the Publisher in reference to the Publication(s) as previously authorized by Publisher in writing for each retail outlet. Such payment to such dealers for retail or checkout display allowances shall be charged to the Publisher's account and recovered and received by Warner as provided in subparagraph 9.b.(iii) hereof. Warner will perform such services pursuant to the terms and conditions of the Publisher's RDA contracts on a timely basis and will make such payments to such dealers on not less than a calendar quarterly basis.

     b. (i) For the services to be performed under subparagraph 5.b. and Exhibit A attached hereto and made a part hereof, Publisher agrees to pay Warner an annual fee of twenty-two thousand two hundred dollars ($22,200 USD) for up to thirty-four (34) issues with an average retailer base of four thousand (4,000) retailers per issue. In addition, Warner is entitled to receive a pro rata portion of the annual fee amount for any issue and/or retailer in excess of the thirty-four (34) issues and the retailer base of four thousand (4,000) retailers average per issue. Such annual fee shall be adjusted annually for an amount equal to fifty percent (50%) of the increase in the Consumer Price Index for Urban New York and shall be paid to Warner in twelve (12) equal monthly payments.

          (ii) As a result of Warner's performing auditing services of RDA claims, Warner is entitled to receive one-third (1/3) of the total savings recovered by Warner on behalf of the Publisher from such audits.

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     c.   Publisher, on not less than four (4) months prior written notice to
          Warner to the claim form mail date for the final RDA quarter to be administered by Warner, shall have the right to perform the work related to and to administer its RDA program or use the services of a third party to perform such work. In which case the payments to be made under subparagraph 5.b.(i) will continue for four (4) months after mailing of the claim forms for the final Warner administered RDA quarter, but will in no event exceed eight (8) monthly payments after such notice.

6.   Credit to Wholesale Distributors
     --------------------------------

     a. Warner may extend such credit to wholesale distributors as it may determine, and in connection therewith may take such collection measures, including, among other things, stopping or holding up shipment as it may deem advisable with respect to delinquent accounts. Warner shall bear all losses from uncollectable accounts and any and all legal fees or other costs or expenses of whatever nature whatsoever incurred in respect of the Publication(s) for collection or attempted collection, provided that in the event Warner gives reasonable notice to Publisher in writing prior to shipment to stop or hold up shipments to any wholesale distributor and Publisher nevertheless directs such shipments, Publisher shall bear the resulting losses of the uncollectable amount only and such amounts shall be charged to Publisher's account and recovered by Warner as provided in subparagraph 9.b.(v) hereof.

     b. In the event Publisher shall direct shipment of the Publication(s) as aforesaid, Publisher shall have the right, in its own name and at its own expense, to institute collection proceedings for such sums against any such wholesale distributor and to retain any sums so collected. Nothing herein contained, however, shall require Warner to institute any such legal action.

7.   Warner Agrees
     -------------

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     a.   To furnish shipping instructions and addressed labels to Publisher a reasonable time prior to the shipping date for distribution of the Publication(s).

     b. To bill and collect from wholesale distributors for Warner's own account and to designate wholesale distributors and other customers.

     c.   To pay to Publisher the sums specified in paragraph 9.

     d. To in good faith consult fully with Publisher's designated representative(s) with respect to the following, it being understood, however, that Publisher shall have the final decision with respect to such matters:

          (i) the number of copies of each issue of the Publication(s) to be printed;

          (ii) the number of copies of each issue of the Publication(s) to be allotted to each wholesale distributor;

          (iii) the advertising and promotion campaign for the Publication(s).

     e. To designate an employee as the "limited" exclusive Marketing Director or Marketing Manager for Publisher's Publication(s) and to designate such employee of Warner to work primarily on coordinating all distribution relating to Publisher's Publication(s); it being understood that such designated employee shall perform such services under Warner's direction and control, that the designation of such employee shall be in Warner's sole and absolute discretion, that Warner shall have the sole right to change the employee so designated and that such employee shall be subject to Publisher's reasonable right of approval.

          Additional activities for other Publishers or other projects shall be assigned under Warner's direction, control and discretion, but not to exceed more than twenty percent (20%) of such employee's total activities.

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     f.   To have Warner's field personnel monitor the sales performance of the
          Publication(s) by wholesale distributors.

     g. To render to Publisher a sales performance statement for each issue of the Publication(s) setting forth, in summary form, the issue date, On-Sale Date and Off-Sale Date, number of copies distributed, returns received, Net Sales (in both numerical and percentage terms) and the sales trend of the Publication(s) by comparing, in numerical form, the Net Sales of the issue of the Publication(s) for which such statement is being rendered versus that of the one prior issue and the issue of one year previous.

     h. To render to Publisher a payment statement for each issue of the Publication(s) setting forth, in summary form, the appropriate calculations pursuant to this agreement.

     i. Unless modified by Warner's marketing plan as agreed to by Publisher, to make annual marketing calls on not less than three hundred (300) retailer chains. Results of these marketing calls will be reported to Publisher within seven (7) days of the time the calls are made.

     j. That neither Warner nor any person, firm or corporation controlling, controlled by or under common control with Warner, shall, during the Term hereof, distribute the publication entitled Hustler or Penthouse and/or any Hustler or Penthouse denominated products. For purposes of this paragraph 7.j., any publication published by the publisher of Penthouse or Hustler magazine which bears the name "Penthouse" or "Hustler," as applicable, on its cover, shall be deemed to be a Penthouse or Hustler denominated publication.

     k. That Warner shall endeavor to require its wholesalers to promptly notify Warner of any censorship claims regarding the Publication(s) and Warner agrees to promptly so notify Publisher of such censorship claims.

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     l.   To use all reasonable efforts to perform the specific distribution services set forth in subparagraphs 7.i. and 7.k. above and the Circulation Commitments attached as Exhibit A hereto and made a part hereof, some of which services have already been implemented. Upon Warner's receipt of a written notice by Publisher of Warner's failure to adhere to a particular obligation set forth in subparagraphs 7.i. and 7.k. above or Exhibit A hereto, Warner shall immediately commence the cure of any such failure and shall complete such cure in accordance with a mutually agreed upon timetable. Neither any failure by Warner that is cured in accordance with the preceding sentence, nor any such failure by Warner with respect to which Publisher does not send Warner a written notice, shall be considered a material breach of this agreement.


8.   Returns
     -------

     a. In determining the sums payable to Publisher, Warner shall be entitled to deduct returns of each issue of the Publication(s) shipped to Warner from wholesalers located in the United States of America and the Dominion of Canada at any time within one hundred twenty (120) days of the Off-Sale Date of each Publication(s), but as to the last issue of the Publication(s) distributed pursuant to this agreement, or any one-shots or special issues which may hereafter be published by Publisher and distributed by Warner, Warner may accept returns shipped at any time within one hundred fifty (150) days of the Off-Sale Date of such issues of the Publication(s). The aforesaid one hundred twenty (120) and one hundred fifty (150) day periods shall be subject to extension, if agreed to by Publisher in advance, by reason of delay or delays in mail delivery, "acts of God" or any other cause beyond the reasonable control of Warner and shall also be subject to extension if Publisher shall consent in writing to such extension.

     b. Accordingly, in the event Warner shall receive returns of any issue of the Publication(s) after final payment of such issue has been determined and paid pursuant to


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          subparagraph 9.b. hereof, Warner shall be entitled to deduct such return at the rate charged therefor from any remittance due Publisher for any later issues (if any) of the Publication(s) or, if after termination of this agreement, the Publisher shall make prompt payment to Warner upon receipt of Warner's statement regarding such returns. It is the intent and agreement of the parties that returns of a prior issue can be deducted from payments made by Warner to Publisher, but only if such returns are received by Warner within one hundred fifty
          (150) days of the Off-Sale Dates of the Publication(s) for which such deductions are made.

     c. Warner may accept returns of unsold copies of the Publication(s) by means of front covers, headings, affidavits or electronic notification in form satisfactory to Warner. If Publisher shall request, in writing, full copy returns, Warner shall use its reasonable efforts to obtain same and, in such case, Publisher agrees to pay for return transportation and such handling charges as are required, provided that if Warner shall be unable to obtain such full copy returns from any wholesaler or other customer, Publisher shall have the right to require Warner to stop or hold up shipments of the Publication(s) and subject to paragraph 16. hereof, same shall be accepted by Publisher as conclusive evidence thereof and Warner is hereby authorized at its sole cost and expense to destroy any and all front covers or headings representing such returns.


9.   Payment to Publisher
     --------------------

     In consideration of the rights granted to Warner by Publisher hereunder and in consideration of Publisher's warranties and representations, Warner shall make payment to Publisher of the following:

     a.   (i)   As an advance against any and all sums which may become payable to Publisher pursuant to subparagraph 9.b. with respect to each issue of each Publication, except, as set forth in subparagraph
                9.a.(ii) below, an amount equal to sixty-five percent (65%) of the estimated Net

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                Sales of the average of the last three (3) issues of such
                Publication for which Final Billings have been determined, payable not later than seven (7) days after the On-Sale Date of the issue and upon receipt by Warner of the Printer's Completion Notice. Warner may also withhold an amount equal to the actual charges of the last three (3) net issues for which Final Billings have been determined, for the items in subsections 9.b.(ii) through 9.b.(vi) below.

          (ii) As an advance against any and all sums which may become payable to Publisher pursuant to subparagraph 9.b. with respect to any particular issue of the Publication(s) for which there is a substantial increase in both the print run and the projected Net Sales, an amount to be mutually agreed upon by Warner and Publisher, payable at a mutually agreed upon time.

     b. An amount equal to one hundred percent (100%) of Warner's estimate of Final Billings [which estimate of Final Billings shall not project estimated returns or other charges for the period sixty (60) to one hundred twenty (120) days after the Off-Sale Date of the Publication(s) not later than sixty (60) days from and after the Off-Sale Date of that issue of the Publication(s)] after Warner shall have deducted and retained from such Final Billings (to the extent that such amounts have not previously been deducted and retained by Warner) an amount equal to:

          (i)   All sums advanced to Publisher pursuant to subparagraph 9.a.
                above;

          (ii) All loss and damage adjustments made by Warner pursuant to subparagraph 3.c. above;

          (iii) All amounts allowed as retail display allowances and related administrative fees pursuant to paragraph 5.b. above, if applicable;

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          (iv)  All transportation charges advanced by Warner pursuant to subparagraph 3.a. above;

          (v) All uncollectable amounts and other items properly chargeable to Publisher referred to in paragraph 6. above;

          (vi)  The following special allowances which may be granted by Warner:

                I. With respect to Reshipping Wholesaler Agencies [defined as those wholesalers who deliver Publisher's Publication(s) to retailers via mail or common carrier]:

                    1) there will be a charge of $14.25 USD per cwt. on all second class and non-second class entry magazines delivered via common carrier to retailers for US and Canada Reshipping Wholesaler Agencies;

                    2) there will be a charge of $6.40 USD per cwt. on all second class entry magazines delivered by mail for U.S. and Canada Reshipping Wholesaler Agencies.

                    The charges referred to in subdivision 1) and 2) above are subject to change only with Publisher's prior written approval.

                    Publisher shall have the right to approve any Wholesaler Agency defined as a Reshipping Wholesaler Agency for Publisher's Publication(s) prior to any charges being incurred by Publisher. Warner will document all reshipping charges by publication issue and Reshipping Wholesaler Agency. Warner agrees to monitor the accuracy of Reshipping Wholesaler Agency claims by auditing each claiming Reshipping Wholesaler Agency's records not less than every

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                    six (6) months. All reshipping charges determined by such
                    audit to be inaccurate will be adjusted within thirty (30) days of the audit. Such adjustments may be waived only with Publisher's prior written approval.

                II. A charge of $2,000 USD will be made if any analysis of circulation by population for the Publication(s) is requested and required for the Audit Bureau of Circulation report. No charge will be made for the State Circulation analyses which are customarily made twice a year for the Publication(s).

          (vii) All other proper charges, payments or other reimbursements due Warner pursuant to the terms of this agreement, including all returns and other charges of the Publication(s) not charged to Publisher's account at the time of the payment specified in this paragraph 9.b. is made, shall be charged against any subsequent payment pursuant to this paragraph 9.b.; provided, however, that without Publisher's prior approval no such charges may be deducted from any payment made more than one hundred twenty
                (120) days after the Off-Sale Date of the issue to which the charges relate.

10.  New Titles
     ----------

     In the event that during the Term hereof Publisher enters into any third party agreements for non-PLAYBOY denominated English language publications, or Publisher itself publishes such a publication, then such publication(s) shall be included under the terms and conditions of this agreement, provided that Publisher has the right to so include the publication(s) in question. Warner's Commission on such publications will be a sum equal to 2.4% of the U.S. Cover price of all Net Sales.

11.  Cross-Collateralization/Overdrafts
     ----------------------------------

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     The estimated Final Billings of each issue of all Publication(s)
     distributed by Warner pursuant to this agreement shall be treated as a unit, it being the intention hereof that if the total of the advance payments made by Warner pursuant to subparagraph 9.a. with respect to any Publication(s) and the deductible distribution expenses incurred by Warner pursuant to subdivisions (ii) through (vii) of subparagraph 9.b. with respect to any issue of such Publication(s) shall exceed the Estimated Final Billings for the same issue of that Publication(s) (the "Overdraft"), the Overdraft may be deducted by Warner from any advance and/or payment of Final Billings which Warner may be required to make on any succeeding issue or issues of the same Publication(s), or any other Publication(s), the distribution rights to which have been granted to Warner by Publisher under this agreement between Warner and Publisher, or shall be refunded or paid by Publisher immediately upon demand.

12.  Publisher's Warranties; Indemnity
     ---------------------------------

     a. Publisher represents and warrants that the rights herein granted to Warner have not been granted to any other person, firm or corporation; that it has the right and authority to enter into this agreement and to perform the obligations hereunder to be performed by Publisher; and that to the best of Publisher's knowledge, there are no suits or proceedings pending or threatened against or affecting Publisher which, if adversely determined, would impair the rights granted to Warner.

     b. Publisher undertakes to indemnify and hold harmless Warner and its officers, agents or representatives and its wholesalers and retailers from and against any damages, costs, expenses, judgments, settlements, penalties, liabilities or losses of any kind or nature (excluding consequential damages, but including reasonable attorneys' fees) resulting from any claim, cause of action, suit or other proceedings, arising out of claims of copyright or trademark infringement, libel, violations of rights of privacy, publicity or other proprietary rights in the title, contents or any printed matter of the Publication(s), including, but not limited to, advertisements, pictures, photographs, cartoons, caricatures, either on the cover or in the text thereof or arising out of the breach or alleged breach of any of the foregoing representations or warranties. If any such suit, proceeding, claim or demand is brought or made against Warner, Publisher shall undertake the defense thereof at its expense, provided that if Publisher shall fail so to do, Warner shall undertake the defense thereof at Publisher's expense.

     c. Warner represents and warrants that it has the right and authority to enter into this agreement and to perform the obligations hereunder to be performed by Warner; and that to the best of Warner's knowledge, there are no suits or proceedings pending or threatened against or affecting Warner which, if adversely determined, would impair the services herein to be provided to Publisher.

     d. Warner agrees to indemnify, defend and save Publisher harmless of and from any and all loss, claims, damages, excluding consequential damages, but including reasonable attorneys' fees, which Publisher may suffer or incur based on a claim, charge or suit instituted against Publisher as a result of any act or omission or commission of Warner in performing its services hereunder, other than acts, omissions or commissions of Warner undertaken in accordance with Publisher's instructions.

     e. Anything in this paragraph 12. to the contrary notwithstanding, neither party shall be liable to the other party for any such indemnification unless the party seeking indemnification has notified the other party of said claim, action, proceeding or demand as soon as practicable upon receipt of knowledge of same and afforded the other party the opportunity to defend or participate in the defense of said claim, action, proceeding or demand, and further, that no settlement or payment of any claim, action, proceeding or demand shall be binding on the indemnifying party unless prior approval and consent is obtained from the indemnifying party, which said consent will not be unreasonably withheld. Each of the parties agrees to cooperate with the other in the defense of any said claim, action, proceeding or demand.

13.  Wholesaler/Customer Bankruptcy -- Computation of Net Sales
     ----------------------------------------------------------

     In the event that a designated wholesale distributor or other customer to which Warner distributes the Publication(s) on Publisher's behalf shall take advantage of any federal or state insolvency laws for relief of debtors, including reorganization, or shall cease its business operation with the effect that such wholesale distributor or other customer shall not return its unsold copies of the Publication(s), Warner shall use the average percent of Net Sales of the Publication(s) as reported by such wholesale distributor or customer for the twelve (12) months (or such lesser period if applicable) prior to those months for which such wholesale distributor or customer shall not return unsold copies of the Publication(s) shipped to such wholesale distributor or customer for said months.

14.  Assignment
     ----------

     a. This agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no assignment of this agreement, voluntary or by operation of law, shall be binding upon either of the parties hereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

     b. Notwithstanding the above, Publisher shall have the right, upon one hundred twenty (120) days' written notice to Warner, to terminate this agreement subject to the provisions of subparagraph 1.l. above, in the event of a sale or transfer (by merger or otherwise) of:

          (i) any portion of the stock of Warner to the business entity that publishes or distributes Penthouse or Hustler magazines or anyone holding a direct or indirect equity interest in such business entity; or

          (ii) all or substantially all of the assets of Warner or more than fifty percent (50%) of the stock of Warner to a third party whose relationship to Warner immediately prior to such sale or transfer is other than that of a parent, subsidiary, affiliated or related company. If Publisher does not elect to terminate this agreement, the new owners of Warner shall assume this agreement and carry out all of its terms and provisions.

     c. Notwithstanding subparagraphs 14.a. and b. above, Publisher shall have the right to terminate this agreement if:

          (i) Warner's business operations and organization is acquired, merged or otherwise combined with another national distributor; or

          (ii) Warner combines its "back room" functions (e.g., billing, collections, RDA processing, data processing) with another national distributor other than Time Distribution Services.

     Warner shall notify Publisher not less than thirty (30) days prior to the effective date of (i) or (ii) above. Publisher may terminate this agreement at any time within the six (6) month period after the ninety (90) days immediately following the effective date of (i) or (ii) above. The effective date of such termination will be the Off-Sale Date of that issue of PLAYBOY Magazine closest to ninety (90) days following the date of such notification by Publisher.

15.  Notices
     -------

     All notices which either party hereto is required or may desire to give to the other shall be in writing and sent to the address hereinafter in this paragraph set forth, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph.

     Any notice sent by facsimile shall be deemed received on the date that is set forth on the confirmation of receipt obtained by the sender, unless within two (2) business days thereafter the recipient shall have sent to the sender notice that the facsimile was illegible, in which event the facsimile shall not be deemed received until the facsimile has been resent and a new confirmation of receipt has been received by the sender. Any notice sent by registered mail, return receipt requested, DHL, or other similar express mail courier, shall be deemed conclusively to have been given when actually received or refused or upon notification of non-deliverability by the postal authorities, as the case may be.

     To Warner:                        To Publisher:
     Warner Publisher Services, Inc.   Playboy Enterprises, Inc.
     Attention: President              Attention: Publisher
     1271 Avenue of the Americas       730 Fifth Avenue
     New York, NY 10020                New York, NY 10019

     With a copy to:                   With a copy to:
     Warner Publisher Services, Inc.   Playboy Enterprises, Inc.
     Attention: Vice President and     Attention: General Counsel
         General Counsel               680 North Lake Shore Drive
     1271 Avenue of the Americas       Chicago, IL 60611
     New York, NY 10020

16.  Audit Rights
     ------------

     Publisher may, at its own expense, audit the books and records of Warner relative to the distribution of the Publication(s) pursuant to this agreement at the place where Warner maintains such books and records in order to verify statements rendered to Publisher hereunder. Any such audit shall be conducted by a reputable public accountant or Publisher's accountant during reasonable business hours in such manner as not to interfere with Warner's normal business activities. As true copy of all reports made by Publisher's accountant shall be delivered to Warner at the same time as such respective reports are delivered to Publisher by said accountant. In no event shall audits be made hereunder more frequently than twice annually.

17.  Integration; Waiver; Modification
     ---------------------------------

     This agreement, including Exhibit A, sets forth the full understanding of the parties and supersedes all earlier understandings and agreements with respect to the subject matter hereof. No waiver, modification or cancellation of any term or condition of this agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein.

18.  No Partnership, Etc.
     --------------------

     This agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Warner and Publisher. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

19.  Force Majeure
     -------------

     Neither party shall be liable to the other for the failure to fulfill their obligations hereunder due to reasons beyond their control, including, by way of example, governmental restrictions, strikes, war, invasions, civil riot, breakdown of market distribution facilities or shortages of labor or material. If any such force majeure event shall prohibit either party from publishing or distributing (as the case may be) six (6) consecutive issues of the Publication(s), either party shall have the right to terminate this agreement upon ten (10) business days' written notice, which notice shall be in accordance with paragraph 15.

20.  Headings
     --------

     The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

21.  Governing Law
     -------------

     This agreement shall be interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and entirely performed therein.

22.  Arbitration
     -----------

     Any controversy or claim arising out of or relating to this agreement, or any breach of it, shall be settled by arbitration to be held in New York, New York in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators shall be entered in any court having jurisdiction.

23.  Wholesaler Relationships
     ------------------------

     a. If Warner decides to change a wholesaler with which it currently has a distribution relationship and at least ten percent (10%) of the retail stores that sell the Publication(s) in the effected area (the "Effected Stores") refuse to be serviced by the new wholesaler and such refusal continues for longer than sixty (60) days following the change in wholesaler, then within ten (10) days following the end of such sixty (60) day period Warner shall submit to Publisher a proposal to compete for the business of the Effected Stores on a competitive service and cost basis.

     b. If Publisher shall be unable to reach an agreement with Warner with respect to the servicing of the Effected Stores, then Publisher shall not grant the right to service the Effected Stores to any third party on terms equal to or less favorable than those offered by Warner, and shall give Warner the opportunity to acquire said rights on the best terms offered to Publisher by any third party (such matching right to apply whether or not Warner submits a proposal as set forth in paragraph 23.a. above). If Warner and Publisher agree that Warner shall acquire said rights, then the Effected Stores shall be serviced by Warner pursuant to the terms hereof, except as such terms may be appropriately modified or replaced in a fully executed written amendment hereto. In no event may Publisher grant such rights to Curtis Circulation Co., Eastern News

          Distributors, Inc., ICD/Hearst Corporation, Kable News Co., Inc., Murdoch Magazines Distribution Division or to a current subsidiary or current affiliate of any of such companies.

24.  Defaults and Right to Cure
     --------------------------

     If either party shall violate any of its obligations or warranties under the terms of this agreement, the other party shall have the right and option, but not the duty, to terminate this agreement upon not less than ninety (90) days' prior written notice; but no neglect or failure to serve such notice shall be deemed to be a waiver of any breach of any covenant or stipulation under this agreement. Such termination of this agreement shall become effective unless the violation complained of shall be completely remedied to the satisfaction of such other party within such ninety (90) day period. If the violation complained of shall be of a kind that a remedy or cure cannot effectively restore the prior circumstances, then this agreement, at the option of such other party, shall terminate forthwith upon service of such notice without any period of grace as aforesaid. The termination of this agreement shall be without prejudice to any rights that such other party may otherwise have against the defaulting party under this agreement or under law.

25.  Bankruptcy
     ----------

     If either party shall be adjudicated a bankrupt, shall make any assignment for the benefit of creditors, shall institute proceedings for voluntary bankruptcy, shall apply for or consent to the appointment of a receiver, or if an order shall be entered approving a petition seeking its reorganization or appointing a receiver of it or its property, then upon the happening of any one or more of such events, the other party to this agreement shall have the right to terminate this agreement by giving written notice of its intention to do so. Any termination of this agreement pursuant to this paragraph 25. shall not release either party from any obligation hereunder due and owing to the other party up to the date of such termination.

26.  Confidentiality
     ---------------

     a. Publisher and Warner agree to treat this agreement as proprietary information and each agrees not to reveal any of the terms hereof to any third party, for any purpose, without the prior written approval of the other party, except that each party may disclose this agreement to outside accountants performing auditing services for such party or except to the extent required by law. Publisher and Warner each agree that, after the date hereof, they will take whatever steps they deem necessary to carry out the intent of this paragraph.

     b. Any confidential or proprietary information obtained by either party from the other in connection with the furnishing of services pursuant to this agreement shall be kept confidential and shall not be disclosed to any third party without the prior written approval of the other party, except to the extent required by law.



WARNER PUBLISHER SERVICES, INC.



By /s/ Dan Rubin
   ----------------------------
Its President
   ----------------------------


PLAYB0Y ENTERPRISES, INC.

By /s/ Marianne Howatson   6/3/97
   -------------------------------
Its President. Publishing Division.
   -------------------------------

                                   EXHIBIT A
                        ATTACHED TO AND MADE A PART OF
                      AGREEMENT DATED MAY 16, 1997 BETWEEN
                    WARNER PUBLISHER SERVICES, INC. ("WPS")
                                      AND
                       PLAYBOY ENTERPRISES, INC. ("PEI")



                           Warner Publisher Services
                           -------------------------
                          PEI Circulation Commitments
                          ---------------------------
                                  June, 1997
                                  ----------

I.   National Sales and Services Programs
     ------------------------------------

     1.   Distribution Assignments
          ------------------------

          A.   PLAYBOY
               -------
               WPS will work the distribution in WPS' prime agencies, which should represent approximately seventy percent (70%) of WPS' Net Billing Dollars, two (2) times a year and will work sixty (60) agencies targeted by PEI, and mutually agreed upon with WPS, two
               (2) times a year.

         B.    Flats (Specials, Lingerie, Presents, Private Collection)
               --------------------------------------------------------
               WPS will work the distribution of each of the above "flats" in WPS' prime agencies, which should represent approximately seventy percent (70%) of WPS' Net Billing Dollars, one (1) time a year and will work sixty (60) agencies targeted by PEI, and mutually agreed upon with WPS, one (1) time a year.

         C.    Calendars (wall and desk)
               -------------------------

               WPS will work the distribution of each of the above calendars in WPS' prime agencies, which should represent approximately seventy percent (70%) of WPS' Net Billing Dollars, one (1) time a year.

          D.   New Magazine Launches
               ---------------------

               WPS will work the distribution of any new PEI publication with a frequency of monthly or greater in accordance with the above distribution commitments for PLAYBOY.

               WPS will work the distribution of any new PEI publication with a frequency of less than monthly in accordance with the above distribution commitments for the flats or the calendars as appropriate.

          E.   Publisher Sales Programs ("PSP")
               --------------------------------

               The above distribution assignments will be scheduled in conjunction with WPS' quarterly Publisher Sales Programs assignment schedule.

          F.   Blitzes (Team Surveys)
               ----------------------

               WPS will include all pertinent PEI titles, as directed by PEI, in survey agencies as determined by WPS on a quarterly basis.

     2.   Marketing Assignments
          ---------------------

          WPS will complete a targeted marketing assignment quarterly. Targets will be determined by PEI and mutually agreed upon with WPS. WPS will make annual marketing calls on not less than three hundred (300) retailer chains.

     3.   Point-of-Sale ("POS")
          ---------------------

          WPS will complete targeted point-of-sale assignments determined by PEI and mutually agreed upon with WPS.

     4.   Telemarketing
          -------------

          WPS will continue to use the Telemarketing Department to accomplish specific objectives in agencies not visited as prime or targeted, as mutually agreed upon by PEI and WPS.

     5.   Wholesale Redistribution Program
          --------------------------------

          WPS will attempt to ensure redistribution of all stock and provide a stock and redistribution report for every issue of each flat in all agencies with a draw of five hundred (500) copies or more of that respective flat.

     6.   Distribution Maintenance Report
          -------------------------------

          To be provided for each issue of each PEI title in all agencies worked.

     7.   Authorization Confirmation Report
          ---------------------------------

          As mutually agreed upon.

     8.   Men's General Interest Magazine Sales Trend Report
          --------------------------------------------------

          Monthly.

     9.   Magazine Category Sales Trend Reports
          -------------------------------------

          Quarterly.

     10.  Retail Class of Trade Report
          ----------------------------

          Annually.

     11.  "Unreasonable Sales" Program
          ----------------------------

          As mutually agreed upon.

     12.  Affidavit Audit Program
          -----------------------

          PLAYBOY will be included on every affidavit audit. Audit agencies will be determined and scheduled by WPS quarterly and publisher will be advised in advance of each quarter.

     13.  Updated WPS Field Training on PEI Procedures and Policy and Sales
          -----------------------------------------------------------------
          Techniques
          ----------

          Publisher access to Warner field staff sales meetings as mutually agreed upon.

     14.  Trade Show Support
          ------------------

          WPS will provide personnel support at mutually agreed upon trade shows.

     15.  All Assignments Will Be Recapped and Analyzed Promptly
          ------------------------------------------------------

II.  Operational Support Services
     ----------------------------

          Promotion Services
          ------------------

          .  Retail/whole/trade mailings support
          .  Local promotion support
          .  Material production support
          .  Advertising support

          Censorship
          ----------

          .  Maintain awareness of censorship activity
          .  Inform, advise and support WPS personnel
          .  Encourage programs for specific markets
          . Periodic attendance of The Media Coalition meetings and activity reporting

          RDA
          ---

          .  Quarterly payment processing
          .  RDA contract maintenance
          . On-line and/or batch reporting of RDA history and activity . Targeted audits

          Order Regulation
          ----------------

          .  Maintain print order regulation schedule
          .  Enter allotment changes
          .  Manage reorders and billing adjustments

          Traffic
          -------

          .  Provide shipping documentation to the bindery
          .  Investigate shortage claims/trace shipments
          .  Input and maintain poly-wrap editions
          . Process Canadian brokerage claims (additional traffic processing requests will be handled as a premium service)

          ABC Data Gathering and Reporting
          --------------------------------

          .  Conduct ABC audit mailings semiannually
          . Recap and provide ABC county/state breakdown on request . Provide WPS ABC sales analyses


          E-Mail Communications Link
          --------------------------

          .  WPS client services-PEI communications
          . PEI-WPS field communications (based on mutually agreed to restrictions)